

The OurPet's Co.
Unleashing great ideas in pet care.™

OurPet's Company is a leading proprietary pet supply company that designs, produces and markets a broad line of innovative, high-quality accessory and consumable pet products in the U.S. and overseas.

Three Months Ended December 31, 2014

- Net revenue increased 9% to $6.6 million
- Gross profit margin of 31.8%
- Net income increased 9% to $409,341
- Earnings per share of $0.02

Market Trends

U.S. Pet Industry

- 3rd largest consumer market ($60 billion in 2013)
- Forecasted annual compounded growth rate (CAGR) of 4%-5% through 2017
- 82.5 million or 68% of households own a pet
- Of the 82.5 million households, 47% own at least one dog and 37% own at least one cat
- Average annual spending on non-food pet products
  - $1,135 for dogs
  - $935 for cats
- Industry is generally recession resistant

Pet Accessories and Treats Categories

- 19% of U.S. pet industry annual sales
- Category sales expected to be $12.5 billion in 2014
- Forecasted CAGR of 8% -10% through 2017
- Pets are living longer: 40% are "seniors"

Key Markets

- Pet Specialty
- Food, Drug & Mass
- Other retail and e-commerce

Dual Brand Strategy

OurPet's — We get the love.™

PET ZONE — We get the joy.™

- OurPets products sold exclusively through the Pet Specialty channel
- OurPets satisfies demands of the Pet Specialty consumer
  - Wide variety of premium, innovative, quality toys and accessories
  - Specially-designed to awaken a pets' natural instincts
  - Available exclusively at pet specialty retailers
  - Dedicated trade and consumer support
- Pet Zone is sold through the Food/Drug/Mass Merchandise channel
- Pet Zone satisfies the demands of the Multi-Outlet consumer
  - Pet Specialty quality products at affordable prices
  - Unique point of difference
  - Value-added features that go beyond fun and functionality
  - Dedicated trade and consumer support
- No other brand offers easier access to high quality products that go beyond fun, functionality and price than Pet Zone
- When tested by consumers, Pet Zone's brand awareness scored highest among competitors

Strategic Product Categories:

Feline Waste Management Solutions	Interactive cat & dog toys, health & beauty products	Healthy feeding systems



Proprietary Products

OurPet's Company has been granted or assigned 80 United States and international patents for cat and dog toys, dog feeders and natural and nutritional pet supplements and treats plus 64 United States and international patents pending for cat and dog toys, dog feeders and natural and nutritional pet supplements and treats.

Market	OTCQX
Ticker symbol	OPCO
At December 31, 2014:	
Share price	$0.85
P/E Ratio	21.0
Market capitalization	$16.9
Price/Book	2.4x
Price/Sales	0.8x

Dollars in millions, except share price.

Annual Net Revenue


$millions
CAGR 10%
25
20
15
10
5
0
$14.3
$17.1
$19.7
$20.2
$21.6
$22.8
2009
2010
2011
2012
2013
2014

Annual Net Income


$millions
CAGR 0%
$2
$1
$0
$0.8
$1.0
$0.1
$0.2
$1.1
$0.8
2009
2010
2011
2012
2013
2014

OURPET'S COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months December 31,			For the Year Ended December 31,		
	2014	2013	% Change	2014	2013	% Change
Net revenue	$ 6,594,870	$ 6,027,389	9	$ 22,770,562	21,554,106	6
Gross profit	2,097,861	1,966,007	7	6,810,959	6,678,607	2
Income from operations	615,562	571,686	8	1,202,025	1,717,805	(30)
Income before income taxes	575,625	625,089	(8)	1,142,282	1,731,888	(34)
Income tax (expense)	166,284	249,734	(33)	373,007	660,893	(44)
Net income	409,341	$ 375,355	9	769,275	1,070,995	(28)
Basic and Diluted Earnings Per Common Share After Dividend Requirements For Preferred Stock:						
Net Income	$ 0.02	$ 0.02		$ 0.04	0.06	
Weighted average number of common shares outstanding used to calculate basic earnings per share	17,527,282	16,524,706		17,046,577	16,149,942	
Weighted average number of common and equivalent shares outstanding used to calculate diluted earnings per share	19,856,402	18,951,857		18,159,204	18,256,177	

Business Model

Strong R&D and Patents

- Products are brought to market after careful investment in both behavioral research and technology research
- Focus on products with proven efficacy
- Aversion to developing commodity products
- Formidable patent fencing process to secure inimitability versus the competition

Positioning with Leading Retailers

- Strong sell-through history with retailers such as Wal-Mart, PetSmart, and Petco
- Private label business helps maintain shelf space within pet specialty retailers
- #1 ranking within product category position at Amazon
- Broad retail presence across pet specialty and food, drug & mass retailers, as well within e-commerce

Specific Pet Industry Trends

- Consolidation of vendors within leading retailers
- Growth in Toys & Accessories continue
- The feline Waste & Odor control market represents a particularly attractive, growing segment

Sales Channels/ Customer examples

Pet Specialty
- Petco
- Petsmart
- Petsupermarket
- Pet Supplies Plus
- petvalu

Food, Drug & Mass

Grocery
- Kroger
- Publix

Mass
- Meijer
- Kmart
- Walmart

E-commerce
- Amazon.com
- Doctors Foster and Smith
- Petsmart.com
- Wag
- Walmart.com

"We are off to a solid start in the first two months of 2015 as a result of increased momentum across our business portfolio...Following a year of sluggish performance, we are solidly positioned to accelerate our sales and profitability in 2015."

Dr. Steven Tsengas, *Chairman and CEO*

We get the love™

We get the joy™

Unleashing great ideas in pet care™

1300 East Street, Fairport Harbor, Ohio 44077
1.800.565.2695 • 440.354.6500 • Fax: 440.354.9129 • www.ourpets.com
Public Company Symbol: OTCQB: OPCO • Member of APPA • NASC • RILA